STOCK PURCHASE AGREEMENT

                                      AMONG

                          SCB COMPUTER TECHNOLOGY, INC.

                                       AND

                        NATIONAL SYSTEMS & RESEARCH CO.,

                 CELESTINO E. ARCHULETA, MARCELLA E. ARCHULETA,

                    ANTHONY T. ARCHULETA, MARIA C. ARCHULETA,

                               and WALTER CLAXTON

                                  May 23, 2003


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                                TABLE OF CONTENTS


1.
DEFINITIONS....................................................................1


2. PURCHASE AND SALE OF THE
STOCK..........................................................................8

   2.1   SALE OF THE STOCK.....................................................8
   2.2   PURCHASE PRICE........................................................8
   2.3   ALLOCATION AND PAYMENT OF PURCHASE PRICE..............................8
   2.4   DETERMINATION OF THE ADJUSTMENT AMOUNT................................8
   2.5   CLOSING...............................................................9
   2.6   EXECUTION AND DELIVERY OF CLOSING DOCUMENTS...........................9
   2.7   CLOSING DATE INCOME STATEMENT........................................12

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS..................12

   3.1   VALIDITY.............................................................13
   3.2   AUTHORIZATION OF AGREEMENT...........................................13
   3.3   ORGANIZATION AND STANDING OF THE COMPANY.............................13
   3.4   CAPITALIZATION.......................................................13
   3.5   SUBSIDIARIES.........................................................14
   3.6   NO DEFAULT...........................................................14
   3.7   BROKER'S FEES........................................................14
   3.8   [INTENTIONALLY OMITTED]..............................................15
   3.9   COMPLIANCE WITH OTHER INSTRUMENTS....................................14
   3.10   CONSENTS............................................................15
   3.11   TITLE TO PROPERTY AND ASSETS........................................15
   3.12   REAL PROPERTY.......................................................15
   3.13   GOVERNMENT CONTRACTS................................................16
   3.14   OTHER CONTRACTUAL OBLIGATIONS.......................................17
   3.15   FINANCIAL STATEMENTS................................................18
   3.16   EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END....................19
   3.17   LEGAL COMPLIANCE....................................................20
   3.18   EMPLOYEES...........................................................21
   3.19   EMPLOYEE BENEFITS...................................................21
   3.20   ENVIRONMENTAL, HEALTH AND SAFETY MATTERS............................23
   3.21   PRESERVATION OF BUSINESS............................................24
   3.22   NO CONFLICT OF INTEREST.............................................25
   3.23   CONTRACT BILLINGS; NOTES AND ACCOUNTS RECEIVABLE....................25
   3.24   TAX MATTERS.........................................................25
   3.25   COMPLIANCE WITH LAWS................................................27
   3.26   POWERS OF ATTORNEY..................................................27
   3.27   UNDISCLOSED LIABILITIES.............................................27
   3.28   INSURANCE...........................................................27
   3.29   INTELLECTUAL PROPERTY...............................................28
   3.30   LITIGATION..........................................................28
   3.31   GUARANTIES..........................................................28
   3.32   INVENTORY...........................................................28
   3.33   PRODUCT WARRANTY....................................................29
   3.34   PRODUCT LIABILITY...................................................29
   3.35   BUSINESS CONTINUITY.................................................29
   3.36   CERTAIN BUSINESS RELATIONSHIPS WITH THE COMPANY.....................30
   3.37   DISCLOSURE..........................................................30
   3.38   OWNERSHIP OF STOCK..................................................30
   3.39   SURVIVAL............................................................30
   3.40   SELLERS' REPRESENTATIONS AND WARRANTIES.............................30

4. REPRESENTATIONS AND WARRANTIES OF
BUYER.........................................................................32

   4.1   ORGANIZATION OF BUYER................................................32
   4.2   AUTHORIZATION........................................................32
   4.3   FINANCING............................................................33
   4.4   NO CONFLICT..........................................................32
   4.5   COMPLETION AND SATISFACTION OF DUE DILIGENCE.........................33
   4.6   CONSENTS.............................................................33
   4.7   SEC REPORTS..........................................................33
   4.8   INVESTMENT...........................................................33
   4.9     SURVIVAL...........................................................34

5. PRE-CLOSING
COVENANTS.....................................................................34

   5.1   GENERAL..............................................................34
   5.2   NOTICES AND CONSENTS.................................................34
   5.3   OPERATION OF BUSINESS................................................35
   5.4   PRESERVATION OF BUSINESS.............................................35
   5.5   FULL ACCESS..........................................................35
   5.6   NOTICE OF DEVELOPMENTS...............................................35
   5.7   EXCLUSIVITY..........................................................35
   5.8   MAINTENANCE OF REAL PROPERTY.........................................35
   5.9   LEASES...............................................................35
   5.10   TAX MATTERS.........................................................36
   5.11   SPLIT-DOLLAR LIFE INSURANCE POLICIES................................36

6. Post-Closing
Covenants.....................................................................36

   6.1   GENERAL..............................................................36
   6.2   LITIGATION SUPPORT...................................................36
   6.3   TRANSITION...........................................................36
   6.4   CONFIDENTIALITY......................................................37
   6.5   COVENANT NOT TO COMPETE..............................................37
   6.6   LIMITATIONS ON RESALE................................................37
   6.7   BUYER STOCK..........................................................37
   6.8   REGISTRATION RIGHTS..................................................38
   6.9   SERIES I NOTES.......................................................38
   6.10  SERIES II NOTES......................................................38
   6.11   STOCK OPTIONS.......................................................39

7. CONDITIONS TO CLOSING OF
BUYER.........................................................................39

   7.1   REPRESENTATIONS AND WARRANTIES CORRECT...............................39
   7.2   PERFORMANCE..........................................................39
   7.3   DELIVERY OF BUSINESS PLAN............................................39
   7.4   FINANCING............................................................39
   7.5   PROCEEDINGS AND DOCUMENTS............................................40
   7.6   NO ADVERSE DEVELOPMENTS..............................................40
   7.7   REGULATORY APPROVALS.................................................40
   7.8   CONSENTS.............................................................40
   7.9   LEGAL PROCEEDINGS....................................................40
   7.10   DELIVERY OF EXHIBITS................................................40
   7.11   OFFICE LEASE........................................................40
   7.12   CONSULTING AGREEMENT................................................40
   7.13   EMPLOYMENT AGREEMENTS...............................................40
   7.14   OPINION OF COUNSEL..................................................40
   7.15   DELIVERY OF CONTRACTS...............................................41
   7.16   DELIVERY OF CONSENTS................................................41
   7.17   BROKERS' FEES.......................................................41
   7.18   DELIVERY OF OTHER DOCUMENTS.........................................41
   7.19   ADJUSTMENT OF PURCHASE PRICE........................................41
   7.20   PAYMENT OF NOTE RECEIVABLE..........................................41
   7.21   AUTOMOBILES.........................................................41
   7.22   OFFICE FURNITURE....................................................41
   7.23   DISPOSITION OF NSRGT................................................41
   7.24   BPA CONTRACT........................................................41

8. CONDITIONS TO CLOSING OF
SELLERS.......................................................................42

   8.1   REPRESENTATIONS AND WARRANTIES CORRECT...............................42
   8.2   PROCEEDINGS AND DOCUMENTS............................................42
   8.3   DELIVERY OF CASH, BUYER STOCK NOTES AND STOCK OPTIONS................42
   8.4   DELIVERY OF CONSULTING AGREEMENTS....................................42
   8.5   DELIVERY OF LEASE EXTENSION..........................................42
   8.6   DELIVERY OF OTHER DOCUMENTS..........................................42

9. INDEMNIFICATION............................................................42

   9.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES...........................42
   9.2    INDEMNIFICATION PROVISIONS FOR BUYER'S BENEFIT......................42
   9.3   INDEMNIFICATION PROVISIONS FOR SELLERS' BENEFIT......................43
   9.4   MATTERS INVOLVING THIRD PARTIES......................................43
   9.5   DETERMINATION OF ADVERSE CONSEQUENCES................................44
   9.6    RECOUPMENT UNDER BUYER NOTES........................................44
   9.7   OTHER INDEMNIFICATION PROVISIONS.....................................45
   9.8   LIMITATIONS..........................................................45
   9.9   TAX MATTERS..........................................................46

10.
TERMINATION...................................................................49

   10.1   TERMINATION EVENTS..................................................49
   10.2   EFFECT OF TERMINATION...............................................50

11.
MISCELLANEOUS.................................................................50

   11.1    GOVERNING LAW......................................................50
   11.2    ASSIGNMENT.........................................................50
   11.3    SUCCESSORS AND ASSIGNS.............................................50
   11.4    ENTIRE AGREEMENT; AMENDMENT........................................50
   11.5    NOTICES, ETC.......................................................50
   11.6    TAX CONSEQUENCES...................................................51
   11.7    EXPENSES...........................................................51
   11.8    TITLES AND SUBTITLES...............................................51
   11.9    COUNTERPARTS.......................................................51
   11.10  TIMELY PERFORMANCE..................................................52
   11.11  WAIVER..............................................................52
   11.12  INVALID PROVISIONS TO AFFECT NO OTHERS..............................52
   11.13  LITIGATION COSTS....................................................52
   11.14  FURTHER ASSURANCES..................................................52
   11.15  PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.............................52
   11.16  BUYER'S ACCESS TO INFORMATION.......................................52




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28


                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT ("Agreement") is made this 23rd day of May, 2003, by and among SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation ("Buyer"), NATIONAL SYSTEMS & RESEARCH CO., a Colorado corporation (the "Company"), and the individuals listed on Exhibit A attached hereto (such individuals are sometimes referred to herein collectively as the "Sellers" and individually as a "Seller"). Buyer, the Company and Sellers are referred to individually herein as a "Party" and collectively herein as the "Parties."

                                    RECITALS

      WHEREAS, the Company primarily is engaged in the business of providing information technology ("IT") services and related professional and engineering services in a broad range of IT and related systems engineering disciplines and applications;

      WHEREAS, the Sellers own all of the outstanding capital stock of the Company;

      WHEREAS, Buyer has offered to purchase and Sellers have agreed to sell all of the issued and outstanding stock of the Company, now owned by the Sellers as listed on Exhibit A attached hereto in the amounts set forth opposite their respective names, consisting in the aggregate of 468,000 shares of common stock, no par value (the "Stock"). This Agreement contemplates that Buyer will purchase all of the stock of the Company from Sellers for cash, Buyer's stock and Buyer Notes;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Applicable Rate" means the prime rate of interest published in The Wall Street Journal plus two percent (2%).

           "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BPA" means The Bonneville Power Administration, an agency of the United States Government.

        "BPA Contract" means BPA Contract No. 00003127 entered into between BPA and the Company.

         "BPA Executive" means an executive of BPA with authority to administer and/or interpret policy or regulations for the procurement of contract services specifically relating to the BPA Contract.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Notes" means the Series I and Series II Notes described in
Section 2.2 below.

         "Closing" has the meaning set forth in Section 2.5 below.

         "Closing Date" means the date after (a) the satisfaction of all conditions to Closing contained herein and (b) the earlier to occur of (i) the tenth business day following the date on which all conditions under Section 7.24 have been met, or (ii) August 31, 2003. However, if the ten day period after the satisfaction of the condition to Closing under Section 7.24 ends on a date other than the first or last day of a month, the Buyer may extend the time for Closing to a date being the close of business on the last day of such month.

         "Closing Purchase Price" has the meaning set forth in Section 2.2 below.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B and of any similar state law.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means National Systems & Research Co., a Colorado corporation, and unless otherwise specifically referred to herein, the meaning shall include Subsidiary I and Subsidiary II.

         "Company Share" means any share of the common stock, no par value per share, of the Company.

         "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

         "Controlled Group" has the meaning set forth in Code ss.1563.

         "EBIT" means the Company's net revenue and earnings before interest and taxes as shown on the Company's financial statements with respect to any 12-month period described herein.

         "EBITDA" means the Company's net revenue and earnings before interest, taxes, depreciation and amortization as shown on the Company's financial statements with respect to any 12-month period described herein.

         "Effective Date" shall be the Closing Date.

         "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA ss.3(3)) and any other material employee benefit plan, program or arrangement of any kind.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

          "Environmental, Health, and Safety Requirements" shall mean all federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with the Company for purposes of Code ss.414.

         "Fiduciary" has the meaning set forth in ERISA ss.3(21).

         "Final Disposition" means the earliest to occur of the following events:

                  (i) the voluntary withdrawal or dismissal of the Protest by GCS whereby GCS has no further right to make any claim to GAO or HCA related to the Protest (other than a voluntary withdrawal to allow HCA to resolve the Protest); or

(ii) GAO or HCA denial or dismissal of the Protest resulting in the Company's continued performance of the BPA Contract, with such denial or dismissal being nonappealable to GAO or HCA under their respective regulations addressing a protester's right to appeal.

         "Financial Statements" has the meaning set forth in Section 3.15 below.

         "Force Majeure Event" has the meaning set forth in Section 3.35 below.

         "Fraud" means the false representation of a matter of fact by a Party, known by such Party to be false, which through words, conduct, false or misleading allegations, or concealment of that which should have been disclosed in order to make the facts or circumstances not misleading, deceives and is intended by such Party to deceive another Party.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

         "GAO" means The United States General Accounting Office.
          ---

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HCA" means Head of Contracting Authority for BPA.

         "Indemnified Party" has the meaning set forth in Section 9.4 below.

         "Indemnifying Party" has the meaning set forth in Section 9.4 below.

         "Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation. In making each representation or warranty set forth in this Agreement which is qualified by any such expression as to the Knowledge of Company, Managing Sellers hereby represent and warrant that they have inquired of all relevant officers of the Company as to the accuracy and completeness of such representation or warranty.

         "Lease Consents" has the meaning set forth in Section 5.2 below.

         "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company.

         "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which the Company holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company thereunder.

         "Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Managing Sellers" means Celestino E. Archuleta and Walter Claxton.

         "Material Adverse Effect" or "Material Adverse Change" means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of the Company, taken as a whole, or on the ability of Sellers to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Buyer has knowledge of such effect or change on the date hereof), including any adverse change, event, development, or effect arising from or relating to (a) general business or economic conditions, including such conditions related to the business of the Company, (b) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, American Stock Exchange, or NASDAQ National Market for a period in excess of three hours or any decline of either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 15% measured from the close of business on the date hereof) and (d) changes in United States generally accepted accounting principles.

          "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section
3.15 below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section
3.15 below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 3.15 below.

         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

         "Necessary Items" has the meaning set forth in Section 3.35 below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" and "Parties" have the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Encumbrances" means with respect to each parcel of Real
Property: (a) real estate taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Real Property that are (i) not due and payable as of the Closing Date or (ii) that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (b) mechanics' liens and similar liens for labor, materials, or supplies provided with respect to such Real Property incurred in the Ordinary Course of Business for amounts that are (i) not due and payable as of the Closing Date or (ii) being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (c) zoning, building codes and other land use laws regulating the use or occupancy of such Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such Real Property and are not violated by the current use or occupancy of such Real Property or the operation of the Company's business as currently conducted thereon; and (d) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to such Real Property which do not or would not impair the use or occupancy of such Real Property in the operation of the Company's business as currently conducted thereon.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

          "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Protest" means Protest No. B-291642.002 filed by Gonzales Consulting Services ("GCS") with the GAO.

         "Purchase Price" has the meaning set forth in Section 2.2 below.

         "Real Property" means any land, buildings, structures, improvements, fixtures or other interest in real property owned by the Company.

         "Reportable Event" has the meaning set forth in ERISA ss.4043.

         "Schedule" has the meaning set forth in Sections 3 and 4 below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Seller" has the meaning set forth in the preface above.

         "Stock" has the meaning set forth in the recitals above.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity's gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

         "Subsidiary I" means Automated Government Systems, Inc., a California corporation.

         "Subsidiary II" means NSR Information, Inc., a Colorado corporation.

         "Systems" has the meaning set forth in Section 3.35 below.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 9.4 below.

2.       PURCHASE AND SALE OF THE STOCK.

         2.1 Sale of the Stock. On and subject to the terms and conditions of this Agreement hereof, Buyers agree to purchase and accept from each Seller, and each Seller agrees to sell, convey and assign to Buyer, all right, title and interest of each Seller in and to his Stock.

         2.2 Purchase Price. The purchase price (the "Purchase Price") for the Stock shall be the sum of Fifteen Million Six Hundred Fifty Thousand and No/100 Dollars ($15,650,000.00), payable as set forth below:

                  (a) Series I Notes. Buyer's subordinated and secured, subject to approval by Buyer's financial institution to allow Sellers to have a second secured position, promissory notes in the form of Exhibit B attached hereto ("Series I Notes") in the aggregate principal amount of Four Million Four Hundred Thousand and No/100 Dollars ($4,400,000.00), which principal amount may be increased or decreased by the Adjustment Amount (as defined and described in Section 2.4 hereof).

(b) Series II Notes. Buyer's subordinated and secured, subject to approval by Buyer's financial institution to allow Sellers to have a second secured position, promissory notes in the form of Exhibit C attached hereto ("Series II Notes") in the aggregate principal amount of Seven Hundred Thousand Dollars ($700,000.00).

(c) Buyer's Shares. Shares of Buyer's common stock in total value of no less than One Million Seven Hundred Thousand and No/100s Dollars ($1,700,000.00)("Buyer Stock"), based on the average closing price of the Buyer's common stock as reported on the OTC Bulletin Board for the 10 trading days immediately preceding the Closing; provided, however, those Sellers receiving Buyer Stock pursuant to Section 2.3 may elect on or before the Closing to increase the value of the Series I Notes by One Million Seven Hundred Thousand and No/100s Dollars ($1,700,000.00), or some lesser portion thereof, in lieu of receiving only such shares.

(d) Cash. Cash in the amount of Eight Million Eight Hundred Fifty Thousand and No/100 Dollars ($8,850,000.00), payable by wire transfer or delivery of other immediately available funds.

         2.3 Allocation and Payment of Purchase Price. The Purchase Price shall be allocated among Sellers in proportion to their respective holdings of the Stock and paid to them in such combination of Buyer Notes, Buyer Stock and cash as set forth on Exhibit D.

         2.4 Determination of the Adjustment Amount. Within thirty (30) business days following the Closing, Sellers shall deliver to Buyer an unaudited income statement of the Company for the 12-month period immediately preceding and ending as of the close of business on the Closing Date (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement), which shall be prepared in the manner described in Section 2.7 below (the "Closing Date Income Statement").

         Unless Buyer gives Sellers written notice of its objection to the Closing Date Income Statement before the close of business on the one hundred twentieth (120th) day after Closing, the Closing Date Income Statement shall be the "Final Income Statement" to which is hereinafter referred. However, if Buyer objects to any aspect of the Closing Date Income Statement, and Buyer and Sellers are unable to reach agreement as to the disputed item(s) within thirty
(30) days after Buyer gives notice of such objection, then the matter(s) objected to shall be submitted to a nationally known independent accounting firm (the "Neutral CPAs") other than BDO Seidman LLP and Stockman Kast Ryan & Co., or any other accounting firm which shall have previously performed or been engaged to perform accounting services for any of the Buyer, the Sellers or the Company or any Affiliate thereof, who shall resolve the dispute and submit a written statement of such resolution, which statement when delivered to Buyer and Sellers shall become binding on Buyer and Sellers and (together with the undisputed portion of the Closing Date Income Statement) shall be the "Final Income Statement" and the date on which the Neutral CPAs submit such statement to Buyer and Sellers shall be the "Final Report Date." The fees and expenses of the Neutral CPAs will be borne one-half (1/2) by Buyer and one-half (1/2) by Sellers (in proportion to their respective holdings of the Stock as set forth on Exhibit A).

         If the amount shown as EBIT on the Final Income Statement exceeds Two Million Thirty Thousand and No/100s Dollars ($2,030,000.00) (the "Base EBIT"), the aggregate principal amount of the Series I Notes above shall be increased by
4.5 times such excess. If the EBIT on the Final Income Statement is less than the Base EBIT, the amount of the Series I Notes above shall be decreased by 4.5 times such deficit.

         2.5 Closing. The closing of the purchase and sale of the Stock hereunder (the "Closing") shall be held at the offices of Burch, Porter & Johnson, PLLC, 130 North Court Avenue, Memphis, Tennessee 38103, on the Closing Date; or conducted via facsimile on the Closing Date; or conducted at such other place and time as may be mutually agreed upon between Buyer and Seller.

         2.6      Execution and Delivery of Closing Documents.

                  (a) Deliveries at Closing by Sellers. At the Closing, Sellers will take such actions and will execute and deliver to Buyer, or cause to be executed and delivered to Buyer, such certificates, instruments and documents, as are required by this Agreement or are required to give full effect to the transactions provided for herein. Such actions and materials shall include, but not be limited to, the following:

                           (i) certificates representing the Stock, duly
                  endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

                           (ii) unconditional, general releases in the form of
                  Exhibit E executed by Sellers releasing any and all claims or causes of action by Sellers against the Company (collectively, "Sellers' Releases");

                           (iii) Employment Agreements in the form of Exhibit F,
                  executed by Walter Claxton and Robert Coblar;

                           (iv) Consulting Agreement in the form of Exhibit G,
                  executed by Celestino E. Archuleta;

                           (v) lease extension agreement as described in Section
                   7.11;

                           (vi) a certificate executed by Sellers representing
                  and warranting to Buyer and Buyer's financial institution that with respect to itself only each of the Seller's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date;

                           (vii) a certificate executed by the Company
                  representing and warranting to Buyer and Buyer's financial institution that each of the Company's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date;

                           (viii) (A) certified copies of the Articles of
                  Incorporation, as amended, and By-laws of the Company, (B) Certificates of Good Standing or equivalent from the respective government office of each state in which the Company is qualified to conduct business, (C) any consents required to be delivered in order to satisfy the condition set forth in Section 7.8 hereof, (D) the resignations of all directors of the Company and (E) the books of account, minute books, stock record books and other records of the Company, and (F) certified copies of resolutions of the Board of Directors of the Company (and any other corporate approvals) made in connection with this Agreement and the transactions contemplated hereby;

                           (ix) an opinion of counsel to Sellers, Flynn McKenna
                  Wright & Karsh, LLC, addressed to Buyer and Buyer's financial institution, dated the Closing Date, and opining favorably in respect to those matters identified in Exhibit H attached hereto;

                           (x) a certificate executed by Managing Sellers
                  certifying to Buyer and Buyer's financial institution with respect to the contracts referred to in Sections 3.13(a) and 3.14(a) that to their Knowledge, such Knowledge standard, or any other knowledge standard that may be agreed to by Managing Sellers, Buyer and Buyer's financial institution, being subject to approval by Buyer's financial institution, (A) attached are copies of the material contracts of the Company ,
                  (B) each such contract remains in full force and effect and
                  (C) the Company has not breached or defaulted in any of its obligations under such contracts;

                           (xi) Subscription Agreements for the Buyer Stock
                  executed by each Seller receiving stock as set forth on Exhibit D;

                           (xii) Registration Rights Agreements executed by each
                  Seller receiving stock as set forth on Exhibit D;

                           (xiii) any documents required by Buyer's financial
                  institution, including but not limited to the financial institution's form subordination agreement; and

                           (xiv) such other appropriate and customary documents
                  as any other parties or its counsel reasonably may request for the purpose of consummating the transactions contemplated by the Agreement, and to vest in Buyer good and valid title to the Stock, free and clear of all claims, liens, security interests, mortgages, deeds of trust, restrictions and/or other encumbrances.

                  (b) Deliveries at Closing by Buyer. At the Closing, Buyer will take such actions and execute and deliver, or cause to be executed and delivered, to Sellers, such certificates, instruments and documents as are required by this Agreement or as are required to give full effect to the transactions provided for herein. Such actions and deliveries shall include, but not be limited to, the following:

                           (i) payment of the cash portion of the Purchase Price
                  by wire transfer of immediately available U.S. funds to the account or accounts specified by Celestino E. Archuleta, as principal and as agent acting on behalf of himself and the other Sellers pursuant to the power of attorney attached hereto as Exhibit I, to be allocated among them as set forth on Exhibit D;

                           (ii) delivery of the Buyer Notes portion of the
                  Purchase Price by issuance of Buyer Notes payable to Sellers, in the respective principal amounts as set forth on Exhibit D;

                           (iii) Subscription Agreements for the Buyer Stock
                  executed by the Company for each Seller receiving stock as set forth on Exhibit D;

                           (iv) Registration Rights Agreements executed by the
                  Company for each Seller receiving stock as set forth on Exhibit D;

                           (v) delivery of the Buyer Stock as part of the
                  Purchase Price issued to Sellers, in the respective amounts as set forth on Exhibit D;

                           (vi) a certificate executed by Buyer to the effect
                  that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement were accurate in all material respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as if made on the Closing Date; and

                           (vii) Employment Agreements in the form of Exhibit F
                  executed by the Buyer;

                           (viii) Consulting Agreement in the form of Exhibit G
                  executed by the Buyer;

                           (ix) lease extension agreement as described in
                  Section 7.11; and

                           (x) bills of sale and/or other documentation required
                  to transfer title to the assets in the manner referred to in sections 7.21 and 7.22.

                  (c) After the Closing or to comply with any requirements of Buyer's financial institution, the Parties to this Agreement shall execute and deliver such additional documents and take such additional actions as any party or its counsel may reasonably deem to be practicable and necessary or advisable in order to consummate the transactions contemplated by this Agreement.

         2.7      Closing Date Income Statement.

                  (a) The Closing Date Income Statement shall be an unaudited Income Statement of the Company for the 12-month period immediately preceding and ending on the close of business on the Closing Date (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement) and shall be compiled by Company's Certified Public Accountant in accordance with GAAP and pursuant to the provisions of
Section 2.7(b).

                  (b) The basis of presentation of the Closing Date Income Statement shall be prepared in accordance with the Company's historic financial statements but, in all events, in accordance with GAAP applied on a basis consistent with past practice and the following requirements:

                           (i) All nonrecurring expenses shall be added back to
                  EBIT, including but not limited to: (x) research, development and other investment costs as described in 2.7(c) below; (y) the salaries, benefits, expenses and other amounts payable to or associated with the office of the Company's Chief Executive Officer, including his executive assistant and other support personnel; and, (z) expenses related to the Closing; and

                           (ii) All expenses of the Company consistent with its
                  business, custom and practice as in place at the Closing Date shall be included in the EBIT calculation.

                  (c) The research and development and investment costs shall be the sum of: (x) the cost of upgrading the Company's "Court Management System" and (y) the costs attributable to losses incurred by the NSRgt business.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS.

The Company represents and warrants to Buyer that the statements contained in Sections 3.1 through 3.39 are correct and complete as of the date of this Agreement with respect to itself, except as set forth in the disclosure schedules attached hereto and delivered by the Company to Buyer on the date hereof and initialed by the Buyer and the Company (the "Schedules"). Each Seller represents and warrants to Buyer that the statements contained in Section 3.40 are correct and complete as of the date of this Agreement with respect to himself, except as set forth in the Schedules. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Schedules identify the exception with reasonable particularity and describe the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         3.1 Validity. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable relief (collectively, "Bankruptcy Laws and Equitable Principles").

         3.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and effectively authorized by all requisite (including full corporate or other entity) power and action on the part of the Company. All resolutions and other requisite approval documents required to be delivered pursuant to Section 2.6(a) are true and correct and are attached to the Closing Certificate.

         3.3 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on the Company. Schedule 3.3(i) lists all of the states where the Company (i) is qualified to do business and (ii) is in good standing under the laws of the respective jurisdiction. The Company has the full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The minute books of the Company are complete and correct and contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which the minutes have not been prepared and are not contained in such minute books. Schedule 3.3(ii) lists the officers and directors of the Company.

         3.4      Capitalization.

                  (a) Company. The entire authorized capital stock of the Company consists solely of 1,000,000 shares of no par value Common Stock, of which 468,000 shares are issued and outstanding. There are no other securities authorized or issued by the Company. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Sellers in the quantities as set forth on Exhibit A attached hereto. There are no outstanding subscriptions, rights, options, warrants, conversion rights or agreements for the purchase or acquisition from, sale to, or issuance by the Company of any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock, other than rights created by this Agreement. At Closing, all options granted under that certain NSR Stock Option Plan 2000 and any other such plans or agreements shall have been terminated and all optionees under any such plans shall have been notified of the termination. At Closing, none of the Sellers will have any obligation (contingent or otherwise), other than obligations created by this Agreement, to issue, sell, purchase, redeem or otherwise transfer, acquire, or reclassify any shares of the capital stock of the Company or any interest therein or any warrants or options with respect thereto, or to pay any dividend or make any other distribution with respect thereto.

                  (b) Subsidiary I. Subsidiary I's authorized stock consists of 1,000,000 shares of common stock, no par value, of which 2,000 shares are validly issued, fully paid, and nonassessable. All of the shares are owned by the Company free and clear of any liens or encumbrances. There are no outstanding obligations, options, warrants, or other rights or any kind to acquire shares of stock of any class of Subsidiary I.

                  (c) Subsidiary II. Subsidiary II's authorized stock consists of 50,000 shares of common stock, $.01 par value, of which 5,000 shares are validly issued, fully paid, and nonassessable. All of the shares are owned by the Company free and clear of any liens or encumbrances. There are no outstanding obligations, options, warrants, or other rights or any kind to acquire shares of stock of any class of Subsidiary II.

         3.5 Subsidiaries. The Company is not a party to any joint venture or partnership agreement, and except for Subsidiary I and Subsidiary II, does not own or control any interest or investment, whether direct or indirect, in any corporation, partnership, association or other business entity.

         3.6 No Default. The execution, delivery and performance of and compliance with this Agreement by Sellers and the sale and delivery of the Stock contemplated hereby do not and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Company, or any provision of any indenture, mortgage, agreement or other instrument to which the Company or Sellers are a party or by which they or any of their properties or assets are bound or may be affected, or conflict with, result in a breach of or constitute a default (nor does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party) under any such indenture, mortgage, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Seller or the Company. The Company's organizational documents, including applicable Charter or Articles of Incorporation, and all amendments filed subsequent to incorporation, and the Company's current Bylaws attached to the certificate delivered pursuant to Section 2.6(a)(viii) are true, complete and correct copies of the Company's organizational documents and By-laws, as currently in force.

         3.7 Broker's Fees. Except as set forth on Schedule 3.7, neither Sellers nor the Company has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         3.8      [INTENTIONALLY OMITTED.]

         3.9 Compliance with Other Instruments. The Company is not in violation of or breach of any term of its Articles of Incorporation or Bylaws, or any term of any mortgage, indenture, contract, commitment, obligation, agreement or instrument to which the Company is a party or by which it or its property is bound to the extent that any such violation or breach would have a Material Adverse Effect on the Company, or any judgment, decree or order binding upon the Company or its property, or any statute, rule or regulation applicable to the Company or its property. To the Company's Knowledge, no event has occurred which either entitles or would on notice or lapse of time or both, entitle the holder of any indebtedness affecting the Company to accelerate or which does accelerate the maturity of any indebtedness affecting the Company.

         3.10 Consents. No consent, approval or authorization of, or registration, qualification or filing with, any person, court, administrative agency or other governmental authority is required in connection with the valid execution and delivery by Sellers of this Agreement, the sale or delivery of the Stock, or the consummation of the transactions contemplated hereby.

         3.11 Title to Property and Assets. The Company owns or leases all machinery, equipment and other personal assets necessary for the conduct of its business as presently conducted. Schedule 3.11(a) lists all the personal property assets owned by the Company the original cost of which was $1,500 or more, and Schedule 3.11(b) lists all of the personal property assets leased by the Company. The Company has good and marketable title to all of the properties and assets, personal, tangible and intangible it owns; holds the assets it owns free and clear of any imperfection of title, mortgage, pledge, security interest, lien, encumbrance, charge, equity, claim or restriction of any kind other than the lien of property taxes not yet due and payable; and the Company shall have the full and unrestricted use of same from and after the Closing Date. None of the Company's assets or equipment is subject to any commitment or other arrangement for their use by a third party. No financing statement or similar instrument under the Uniform Commercial Code which names the Company as debtor is currently in effect in any state or other jurisdiction and the Company has not signed any such financing statement or similar instrument or any security agreement which is currently in effect. The Company is not currently in default under any lease agreement for its leased personal property. All tangible properties and assets owned or leased by the Company are in good operating condition except for normal wear and tear.

         3.12     Real Property.

                  (a) The Company does not own any Real Property.

                  (b) Schedule 3.12(b) sets forth the address of each parcel of Leased Real Property, and is a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). The Company has delivered to Buyer a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease.

                  (c) With respect to each of the Leases:

                           (i) such Lease is legal, valid, binding, enforceable
and in full force and effect;

                           (ii) the transaction contemplated by this Agreement
                  does not require the consent of any other party to such Lease (except for those Leases for which Lease Consents (as hereinafter defined) are obtained), will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                           (iii) to the Company's Knowledge, the Company's
                  possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and there are no disputes with respect to such Lease;

                           (iv) the Company is not nor to the Company's
                  Knowledge is any other party to the Lease in breach or default under such Lease, and to the Company's Knowledge no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

                           (v) to the Company's Knowledge, no security deposit
                  or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full;

                           (vi) the Company does not owe, or will not owe in the
                  future, any brokerage commissions or finder's fees with respect to such Lease;

                           (vii) except for the lease referred to in Section
                  7.11, the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in the Company;

                           (viii) the Company has not subleased, licensed or
                  otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof;

                           (ix) the Company has not collaterally assigned or
                  granted any other Lien in such Lease or any interest therein; and

                           (x) there are no Liens on the estate or interest
                  created by such Lease.

         3.13     Government Contracts.

                  (a) The Company has, prior to the date of this Agreement, furnished to Buyer true, correct and complete copies of all active and material contracts, agreements and other instruments between the Company and the units of the federal, state and local governments, including without limitation BPA and/or other civilian government agencies as described in Schedule 3.13(a)(i) attached, which constitute all contracts, licenses, agreements and other instruments to which the Company is a party or by which it is bound related to services provided to the federal, state and local governments (the "Government Contracts"). The Company has not breached any representation, warranty or covenant contained in any such contract, agreement or instrument and the Company is not in default with respect thereto. To the Company's Knowledge, no other party to any such contract, agreement or instrument is in default or is claimed to be in default in complying with any provision thereof or has committed or permitted any event which, with notice or the passage of time or both, would constitute such a default. Each such contract, agreement or instrument is in full force and effect and is valid and binding upon the Company and upon the other party thereto, in accordance with its terms. To the Company's Knowledge, no other party to any such contract, agreement or instrument intends to cancel or terminate any such contract, agreement or instrument. The Company has not received notice of any such cancellation or termination. Schedule 3.13(a)(iii) lists any government contracts currently in negotiation or proposed by the Company.

                  (b) Transfer of the Stock to Buyer will not cause any breach or default on the part of the Company with respect to any such contract, agreement or instrument and each of them will remain in full force and effect after the Closing, without diminution in the rights or benefits of the Company thereunder as a result of transfer of the Stock to the Company.

                  (c) The Company has delivered to Buyer a correct and complete copy of each written agreement (as amended to date) listed on Schedule 3.13(a)(i) and a written summary setting forth the terms and conditions of each verbal agreement referred to on Schedule 3.13(a)(i), except for verbal agreements relating to pending written agreements which may not have been reduced to writing and reflected on Schedule 3.13(a)(i) because of time limitations. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Company's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Company's Knowledge, no party has repudiated any provision of the agreement.

                  (d) The Company represents that (i) the Company and its employees are in full compliance with all of the performance obligations under the various Government Contracts and related workplans and other specification documents; (ii) the payments the Company has applied for under the Government Contracts have been fully earned by the Company and are accurately based on the actual percentage of the Government Contract which has been completed and the related expenses to the same portion of the contract; and (iii) all requisite documentation of the payments, reimbursements of fees and expenses or requests for payments and reimbursements are true, correct and appropriate under the provisions of the respective Government Contract.

                  (e) The Company specifically represents that execution of this Agreement and the consummation of the transactions contemplated hereby will not have an adverse effect on the BPA Contract and that the BPA Contract will continue in full force and effect immediately after the Closing subject to the Company's continued performance of its obligations in accordance with the BPA Contract.

         3.14     Other Contractual Obligations.

                  (a) The Company has, prior to the date of this Agreement, furnished to Buyer true, correct and complete copies of all nongovernment contracts, agreements and other instruments (other than the Government Contracts defined in Section 3.13) described in Schedule 3.14(a)(i) attached, which constitute all nongovernment contracts, licenses, agreements and other instruments (including without limitation contracts relating to employment) to which the Company is a party or by which it is bound. The Company has not breached any representation, warranty or covenant contained in any such contract, agreement or instrument and the Company is not in default with respect thereto. To the Company's Knowledge, no other party to any such contract, agreement or instrument is in default or is claimed to be in default in complying with any provision thereof or has committed or permitted any event which, with notice or the passage of time or both, would constitute such a default. Each such contract, agreement or instrument is in full force and effect and is valid and binding upon the Company and upon the other party thereto, in accordance with its terms. To the Company's Knowledge, no other party to any such contract, agreement or instrument intends to cancel or terminate any such contract, agreement or instrument. The Company has not received notice of any such cancellation or termination.

                  (b) Transfer of the Stock to Buyer will not cause any breach or default on the part of the Company with respect to any such contract, agreement or instrument and each of them will remain in full force and effect after the Closing, without diminution in the rights or benefits of the Company thereunder as a result of transfer of the Stock to the Company.

                  (c) As listed on Schedule 3.14(c), the Company shall obtain any necessary third-party consents required in connection with the transaction.

                  (d) The Company has delivered to Buyer a correct and complete copy of each written agreement (as amended to date) listed on Schedule 3.14(a)(i) and a written summary setting forth the terms and conditions of each oral agreement referred to on Schedule 3.14(a)(i). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Company's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Company's Knowledge, no party has repudiated any provision of the agreement.

         3.15 Financial Statements. Attached hereto as Exhibit J are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended September 30, 1998; September 30, 1999; September 30, 2000; September 30, 2001; and September 30, 2002 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the seven (7) month period ended April 25, 2003 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete).

         3.16 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date:

                  (a) except for the transactions described in this Agreement, the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (b) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (c) no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which the Company is a party or by which any of them is bound;

                   (d) the Company has not imposed any Liens upon any of its assets, tangible or intangible;

                  (e) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (f) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (g) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $1,000 singly or $10,000 in the aggregate;

                  (h) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (i) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (j) the Company has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (k) there has been no change made or authorized in the Articles of Incorporation or Bylaws of the Company;

                  (l) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (m) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (n) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (o) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (p) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (q) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (r) the Company has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                  (s) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (t) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (u) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company;

                  (v) the Company has not discharged a material Liability or Lien outside the Ordinary Course of Business;

                  (w) the Company has not made any loans or advances of money;

                  (x) the Company has not disclosed any Confidential Information; and

                  (y) the Company has not committed to any of the foregoing.

         3.17 Legal Compliance. The Company and its respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder including, without limitation, the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1 et seq.) of federal, state, local, and foreign governments (and all agencies thereof), and no audit, action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply or investigating any matter.

         3.18 Employees. To the Knowledge of any of Sellers and the directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. Neither of the Managing Sellers (and employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Schedule 3.18 attached lists (i) all employment contracts and other contracts with any employee to which the Company is a party; (ii) all profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consultant, retirement, welfare, incentive plans or contracts (other than those Employee Benefit Plans referenced in Section 3.19); and (iii) all plans or agreements which constitute "fringe benefits" to the employees of the Company to which the Company is a party or by which it is bound. The Company is not in default with respect to any of such agreements. As of the Most Recent Fiscal Month End (and as of the Closing), the Company has no (and will not have any) past due obligations under any of the plans or agreements disclosed in Schedule 3.18. All accrued vacation liabilities to which the Company is obligated to grant are accurately reflected on the Financial Statements.

         3.19     Employee Benefits.

                   (a) Schedule 3.19 lists each Employee Benefit Plan that the Company maintains, to which the Company contributes or has any obligation to contribute, or with respect to which the Company has any material Liability or potential Liability.

                           (i) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and has been operated in compliance with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (ii) All required reports and descriptions (including
                  annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA, HIPPA, FMLA and other federal laws have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such laws.

                           (iii) Schedule 3.19(a)(iii) identifies all persons
                  receiving COBRA coverage including their address, type of coverage and remaining duration of coverage.

                           (iv) All contributions (including all employer
                  contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with GAAP on the Company's Financial Statement (or on the Company's general ledger for contributions accrued after December 31, 2002). All premiums or other payments for all periods ending on or before the Closing Date have been paid when due with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                           (vi) Each such Employee Benefit Plan which is
                  intended to meet the requirements of a "qualified plan" under Code ss.401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and to the Company's Knowledge nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

                           (vi) The market value of assets under each such
                  Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (vii) The Company has delivered to Buyer correct and
                  complete copies of the current plan documents, summary plan descriptions and summary of material modifications for the past three fiscal years, the most recent determination letter received from the Internal Revenue Service, the three most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement or relate to each such Employee Benefit Plan, including past arrangements which still have any liabilities.

                  (b) With respect to each Employee Benefit Plan that the Company and any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any material Liability or potential Liability:

                           (i) No such Employee Benefit Plan that is an Employee
                  Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                           (ii) There have been no Prohibited Transactions with
                  respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No claim, action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine non-disputed claims for benefits) is pending or threatened. Neither of the Managing Sellers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such claim, action, suit, proceeding, hearing, or investigation.

                           (iii) The Company has not incurred, and Neither of
                  the Managing Sellers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA ss.4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                  (c) Neither the Company nor and any ERISA Affiliate is a party to, contributes to, has any obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA ss.4201) under or with respect to any past or present Multiemployer Plan.

                   (d) The Company does not maintain, contribute to or have an obligation to contribute to, or have any material Liability or potential Liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated directors, officers or employees of the Company (or any spouse or other dependent thereof) other than in accordance with COBRA as shown on Schedule 3.19(a)(iii).

                  (e) The Company has met and is in compliance with all nondiscrimination tests and rules applicable to the Code Section 401(k) plans sponsored by the Company and any other plan where nondiscrimination requirements apply.

                  (f) At Closing, there will be no outstanding payments or other deferred amounts under the Key Employee Incentive Plan, ITEAM Sales Incentive Plan or any other similar plans, agreements or arrangements, except as reflected on the Financial Statements or as otherwise disclosed to Buyer as an operating expense under the budgets submitted to Buyer for the Government Contracts under
Section 3.13.

         3.20     Environmental, Health and Safety Matters.

                  (a) The Company has complied and is in compliance with all Environmental, Health, and Safety Requirements.

                  (b) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities, the operation of its business and the performance of the relevant federal government contracts; a list of all such permits, licenses and other authorizations is set forth on Schedule 3.20(b).

                  (c) None of the Company or its respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                  (d) To the Company's Knowledge, none of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                  (e) None of the Company or its respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental, Health, and Safety Requirements.

                  (f) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called
"transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

                  (g) None of the Company or any of their respective predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  (h) No facts, events or conditions of which the Company has Knowledge relating to the past or present facilities, properties or operations of the Company or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         3.21 Preservation of Business. From the date of this Agreement, and through the Closing, Company shall use its best efforts to preserve intact the business organization of the Company and its relationships with customers and others having business relations with it, and to retain in its employ all of its key employees.

         3.22 No Conflict of Interest. Except for the property set forth on
Schedule 3.22, none of the Sellers own, directly or indirectly, in whole or in part, any real or personal property, tangible or intangible, which the Company is presently using or the use of which is necessary for the business of the Company as presently conducted. The Company is not indebted to any of the Sellers, any of the officers or directors of the Company or any of their respective spouses, children or other family members, and none of such officers or directors of the Company has any claim of any nature against the Company. No officer or director of the Company, or any person in the family of or who is a partner of any officer or director of the Company, (a) is indebted to the Company, or (b) has any direct or indirect ownership interest in (i) any firm or corporation which sells to the Company, (ii) or any other firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or (iii) in any firm or corporation which competes with the Company.

         3.23 Contract Billings, Notes and Accounts Receivable. Except for any "retentions" under federal or state governmental contracts, (i) all previously billed contracts and contract close out amounts are collectible within 180 days following Closing; and, (ii) all notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible within 180 days following Closing, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         3.24     Tax Matters.

                  (a) The Company has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid. Except as set forth on
Schedule 3.24(c), the Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

                  (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) No Seller or director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company. The Company has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company. Schedule 3.24(c) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Managing Sellers have delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company filed or received since December 31, 1998.

                  (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) The Company has not filed a consent under Code ss.341(f) concerning collapsible corporations. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code ss.280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code ss.162(m) (or any corresponding provision of state, local or foreign Tax law). The Company has not been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss.6662. The Company is not a party to or bound by any Tax allocation or sharing agreement. The Company (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) does not have any Liability for the Taxes of any Person (other than the Company) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) Schedule 3.24(f) sets forth the following information with respect to the Company (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in its assets; (B) the basis of the stockholder(s) of any subsidiary of the Company in its stock (or the amount of any excess loss account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (D) the amount of any deferred gain or loss allocable to the Company arising out of any intercompany transaction.

                  (g) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns. Since the date of the Most Recent Balance Sheet, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.

                  (h) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:
(A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code ss.7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code ss.1502 (or any corresponding or similar provision of state, local or foreign income Tax law);
(D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

         3.25 Compliance with Laws. The Company has in effect all federal, state and local permits and licenses required by any applicable regulatory authority and all other permits and licenses necessary for it to own, lease or operate its assets and to carry on its business as now conducted. There has occurred no default under any such permit or license. The business of the Company as currently conducted complies with all laws, orders, permits and licenses applicable to its business. The Company has complied with all applicable laws (including statutes, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) the violation of which may reasonably be expected to have or does have, a material adverse effect on the assets, liabilities or business acquired by Buyer; and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced (except as to actions commenced but not served upon Sellers, such representation is limited to those of which Sellers have Knowledge), alleging any failure so to comply. The foregoing includes, but is not limited to, all laws relating to the protection of the environment, laws relating to discrimination in the work place, laws relating to the use of proprietary computer software, and laws governing the reporting, withholding or payment of payroll, income, franchise or excise taxes.

         3.26 Powers of Attorney. Except as described on Schedule 3.26, there are no outstanding powers of attorney executed on behalf of the Company.

         3.27 Undisclosed Liabilities. The Company does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         3.28 Insurance. Schedule 3.28 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 10 years:

                  (a) the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor to the Company's Knowledge any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to the Company's Knowledge, no party to the policy has repudiated any provision thereof. The Company has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. The basis on which the liability and worker's compensation insurance policy premiums have been calculated were correctly presented to each insurer, were not underestimated at the time of the presentation and are currently valid. There are no self-insurance arrangements affecting the Company.

         3.29 Intellectual Property. The Company does not own, possess or have the right to use pursuant to a valid and enforceable, written license, sublicense, agreement or permission any Intellectual Property except as disclosed on Schedule 3.29, and except for commercially available
"off-the-shelf" or "mass market" software.

         3.30 Litigation. Schedule 3.30 sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or to the Company's Knowledge is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in
Schedule 3.30 could result in any Material Adverse Change. The Company has no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company or that there is any Basis for the foregoing.

         3.31 Guaranties. The Company is not a guarantor or otherwise is not liable for any Liability or obligation (including indebtedness) of any other Person.

         3.32 Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         3.33 Product Warranty. Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, the Company does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.
Schedule 3.33 includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions). No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease set forth in Schedule 3.33.

         3.34 Product Liability. The Company does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

         3.35     Business Continuity.

                  (a) The Company does not maintain any formal plan with respect to business continuity and disaster recovery activities. Instead, given the nature of its business, the Company provides for off-site backup storage of software and data which to its Knowledge is sufficient to enable it to continue to conduct such business notwithstanding the occurrence of any disaster, act of God, act of war, act of hostilities against the United States, any other force majeure event, the achievement of any particular dates or any effects thereof (each, a "Force Majeure Event").

                    (b) Without limiting the generality of the foregoing, none of the computer software, computer hardware (whether general or special purpose), telecommunications capabilities (including all voice, data and video networks) and other similar or related items of automated, computerized, and/or software systems and any other networks or systems and related services that are used by or relied on by the Company in the conduct of its business (collectively, the "Systems") have experienced bugs, failures, breakdowns, or continued substandard performance in the past twelve (12) months that has caused any substantial disruption or interruption in or to the use of any such Systems by the Company.

                  (c) The Company is covered by business interruption insurance in scope and amount customary and reasonable to ensure the ongoing business operations of the Company's business.

         3.36 Certain Business Relationships with the Company. Except for the leased property referred to in Section 7.11, none of Sellers, their Affiliates, Sellers' directors, officers, employees and shareholders and the Company's directors, officers, employees, and shareholders have been involved in any business arrangement or relationship with the Company within the past 12 months, and none of Sellers, their Affiliates, Seller's directors, officers, employees and shareholders and the Company's directors, officers, employees, and shareholders own any asset, tangible or intangible, which is used in the business of the Company.

         3.37 Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this section three not misleading.

         3.38 Ownership of Stock. The Sellers are the legal and beneficial owners of the Stock in quantities set forth opposite each Seller's name on Exhibit A attached hereto, free and clear of any liens, claims, pledges, encumbrances, charges, options and contractual restrictions of any kind or nature whatsoever. The Sellers have full, absolute and unrestricted right, power, capacity and authority to sell, transfer, assign and deliver the Stock to Buyer, and delivery of the Stock to Buyer will convey to Buyer valid, marketable and indefeasible title to the Stock, free and clear of any liens, claims, pledges, encumbrances, charges, options or contractual restrictions of any kind or nature, except as provided in this Agreement.

         3.39 Survival. All representations, warranties and covenants of the Sellers shall be true and correct as of the date of this Agreement, shall be true and correct at Closing, and shall survive Closing and remain in full force and effect, and shall be fully enforceable at law or in equity by Buyer, its successors and assigns but in no event to exceed the limitations set forth in
Section 9.

         3.40 Sellers' Representations and Warranties. Each Seller represents and warrants to Buyer, with respect to itself only, as follows:

                  (a) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable Bankruptcy Laws and Equitable Principles.

                  (b) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and effectively authorized by all requisite (including full corporate or other entity) action on the part of the other Sellers.

                  (c) None of the Sellers has any obligation (contingent or otherwise), other than obligations created by this Agreement, to issue, sell, purchase, redeem or otherwise transfer, acquire, or reclassify any shares of the capital stock of the Company or any interest therein or any warrants or options with respect thereto.

                  (d) The execution, delivery and performance of and compliance with this Agreement by the Seller and the sale and delivery of the Stock contemplated hereby do not and will not (a) violate (i) any provision of law applicable to the Seller, (ii) any order of any court or other agency of government applicable to the Seller, or any provision of any indenture, mortgage, agreement or other instrument to which Seller is a party or by which it or any of its properties or assets are bound or may be affected, or (b) conflict with, result in a breach of or constitute a default (nor does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party) under any such indenture, mortgage, agreement or other instrument, or (c) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Seller; except where such violation, conflict, breach, default, creation or imposition could not reasonably be expected to have a Material Adverse Effect on the ability of the Seller to sell and transfer its Stock to the Buyer and consummate the transactions contemplated hereby.

                  (e) Each Seller is the legal and beneficial owner of the Stock in quantity set forth opposite each Seller's name on Exhibit A attached hereto, free and clear of any liens, claims, pledges, encumbrances, charges, options and contractual restrictions of any kind or nature whatsoever (other than as arise pursuant to this Agreement). Each Seller has full, absolute and unrestricted right, and capacity to sell, transfer, assign and deliver the Stock to Buyer, and delivery of the Stock to Buyer will convey to Buyer good title to the Stock, free and clear of any liens, claims, pledges, encumbrances, charges, options or contractual restrictions of any kind or nature, except for Buyer Liens, and except as provided in this Agreement.

                  (f) Except as set forth on Schedule 3.7, the Sellers have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (g) Each Seller who is receiving the Buyer Notes as stated on Exhibit D attached hereto (A) understands that the Buyer Notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Notes solely for his, her or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Notes, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Notes, and
(F) is an Accredited Investor.

                  (h) Each Seller who is receiving the Buyer Stock as stated on Exhibit D attached hereto (A) has not relied on any representative of Buyer in connection with the acquisition of the Buyer Stock hereunder, (B) understands that the Buyer Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (C) is acquiring the Buyer Stock solely for his, her or its own account for investment purposes, and not with a view to the distribution thereof, (D) is a sophisticated investor with knowledge and experience in business and financial matters, (E) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Stock, (F) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Stock, and (G) is an Accredited Investor.

                  (i) With respect to the Company representation and warranty given under Section 3.30, the Managing Sellers have no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company or that there is any Basis for the foregoing.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer represents and warrants to Sellers that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4) with respect to itself, except as set forth in the schedules attached hereto as Schedule 4 and delivered by Buyer to Sellers on the date hereof and initiated by the Parties (the "Schedule"). The Schedules will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

      4.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      4.2 Authorization. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute the legal, valid and binding obligations of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable relief.

      4.3 Financing. Buyer's financial institution has verbally confirmed with Buyer that at the Closing Date Buyer's financial institution will make available funds necessary to pay the cash portion of the Purchase Price.

      4.4 No Conflict. Neither the execution and delivery by Buyer of this Agreement or any of the other documents contemplated herein nor the consummation of the transactions contemplated hereby or thereby by Buyer will (i) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (A) Articles of Incorporation or other organizational documents of Buyer, or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Buyer is a party or by which it (or any of its properties or assets) is subject or bound; (ii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Buyer is a party or by which it (or any of its properties or assets) is subject or bound which would have a Material Adverse Effect on Buyer; or (iii) require Buyer to obtain any authorization, consent, approval or waiver from, to give notification to, or to make any filing (other than filing to qualify as a foreign corporation where necessary) with, any governmental entity or to obtain the approval or consent of any other Person.

      4.5 Completion and Satisfaction of Due Diligence. Buyer is knowledgeable about the industry in which the Company operates and is experienced in the management of the Company's business. At Closing, Buyer will have completed to its satisfaction its due diligence process undertaken in contemplation of this Agreement. In addition, Buyer acknowledges that it has received from the Company copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company filed or received since December 31, 1998.

      4.6 Consents. Other than as set forth on Schedule 4.6, no consent, approval or authorization of, or registration, qualification or filing with, any person or governmental authority is required in connection with the execution and delivery of this Agreement by Buyer, or the consummation by it of the transactions contemplated hereby.

      4.7 SEC Reports. Each form, report, schedule, registration statement and definitive proxy statement filed by Buyer with the SEC on and after July 26, 2002 and prior to the date hereof (as such documents have been amended prior to the date hereof, the "Buyer SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act. None of the Buyer SEC Reports, as of the date on which such Buyer SEC Report was declared effective pursuant to the Securities Act or the date on which such Buyer SEC Report was filed pursuant to the Exchange Act, as applicable, contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Buyer and its subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, consistently applied (except as set forth in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of Buyer and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since July 26, 2002, Buyer has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no subsidiary of Buyer has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act or the Exchange Act.

      4.8Investment. Buyer represents and warrants to the Company and the Sellers that:

                       (a) The Stock to be purchased by Buyer hereunder is being acquired for investment for Buyer's own account, not as a nominee or agent or on behalf of any other persons or entities, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Buyer has no present intention of selling, granting any participation or interest in, or otherwise distributing the same.

                       (b) Buyer has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Stock. Buyer further has had an opportunity to ask questions and receive answers from the Company and the Sellers regarding the terms and conditions of the purchase of the Stock and to obtain additional information (to the extent the Company or the Sellers possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Buyer or to which Buyer had access.

(c) Buyer is an Accredited Investor.

                       (d) Buyer understands that the Stock is characterized as "restricted securities" under the
Securities Act inasmuch as it is being acquired from the Sellers in a transaction not involving a public offering and that, in addition to any restrictions on transfer provided hereunder or pursuant to the Securities Act, such securities may be resold without registration under the Securities Act only in certain limited circumstances.

      4.9 Survival. All representations, warranties and covenants of Buyer shall be true and correct as of the date of this Agreement, shall be true and correct at Closing, and shall survive Closing and remain in full force and effect and shall be fully enforceable at law or in equity by Seller, its successors and assigns for a period not to exceed the limitations set forth in Section 9.

5.    PRE-CLOSING COVENANTS.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         5.1 General. Each of the Parties will use his, her, or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Sections 7 and 8 below).

         5.2 Notices and Consents. Managing Sellers will cause the Company to give any notices to third parties, and will cause the Company to use its reasonable best efforts to obtain any third party consents referred to in
Section 3.14 above, the Lease Consents, and the items set forth on Schedule
3.12. Each of the Parties will (and Managing Sellers will cause the Company to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.15 above. Without limiting the generality of the foregoing, each of the Parties will file (and Managing Sellers will cause the Company to file) any Notification and Report Forms and related material that he, she, or it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use his, her, or its reasonable best efforts to obtain (and Managing Sellers will cause the Company to use its reasonable best efforts to obtain) an early termination of the applicable waiting period, and will make (and Managing Sellers will cause the Company to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

          5.3 Operation of Business. Managing Sellers will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Managing Sellers will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.18 above.

         5.4 Preservation of Business. Managing Sellers will cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

         5.5 Full Access. Each of Sellers will permit, and Managing Sellers will cause the Company to permit, representatives of Buyer (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

         5.6 Notice of Developments. Sellers will give prompt written notice to Buyer of any material adverse development causing a breach of any of their representations and warranties made in Section 3 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Sections 3 and 4 above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Exhibits or the Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.7 Exclusivity. None of Sellers will (and Sellers will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of Sellers will vote their shares of Stock in favor of any such acquisition. Sellers will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         5.8 Maintenance of Leased Real Property. Managing Sellers will cause the Company to maintain the Leased Real Property, including all of the improvements, in substantially the same condition as of the date of this Agreement, ordinary wear and tear excepted, and shall not demolish or remove any of the existing improvements, or erect new improvements on the Leased Real Property or any portion thereof, without the prior written consent of Buyer.

         5.9 Leases. Managing Sellers will not cause or permit any of the Company's Leases to be amended, modified, extended, renewed or terminated, and the Company shall not enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, without the prior written consent of Buyer.

         5.10 Tax Matters. Without the prior written consent of Buyer, the Company shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Company for any period ending after the Closing Date or decreasing any Tax attribute of the Company existing on the Closing Date.

         5.11 Split-Dollar Life Insurance Policies. Celestino and Marcella Archuleta shall purchase at its cash value immediately following the Closing via immediately available funds, the certain split dollar life insurance policy held by the Company with The Archuleta Trust as its beneficiary.

6.       Post-Closing Covenants.

The Parties agree as follows with respect to the period following the Closing.

         6.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 9 below). Sellers acknowledge and agree that from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data which are material to the business and operations of the Company.

         6.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefore under
Section 9 below).

         6.3 Transition. None of Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each Seller will refer all customer inquiries relating to the businesses of the Company to Buyer from and after the Closing.

         6.4 Confidentiality. Each Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his, her, or its possession. In the event that any Seller is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, such Seller will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his, her, or its reasonable best efforts to obtain, at the reasonable request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of a Seller.

         6.5 Covenant Not to Compete. Sellers acknowledge and agree that the proprietary information they have acquired regarding the Company's business will enable Sellers to injure the Buyer and diminish the value of the investment in the Company if any of them should compete with the Company. Therefore, each Seller listed on Exhibit A who owns 10% or more of the Stock hereby agrees that for a period of five years from and after the Closing Date, such Seller without the written consent of the Buyer, will not engage directly or indirectly in any business that the Company conducts as of the Closing Date; provided, however, that no owner of less than 5% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         6.6 Limitations on Resale. Each Seller agrees and acknowledges that they will not offer, sell, assign, hypothecate, transfer or otherwise dispose of the Buyer Stock, except after full compliance with this Agreement, the Registration Rights Agreement, all of the applicable provisions of the Securities Act or an exemption therefrom and the rules and regulations of the Securities and Exchange Commission.

         6.7 Buyer Stock. The Buyer Stock issued in connection with this Agreement will be "restricted securities" under the Securities Act and Rule 144 promulgated thereunder and may only be sold or otherwise transferred pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act. Therefore, each stock certificate for Buyer Stock will be imprinted with a legend substantially in the following form:

     The Securities represented by this Certificate have not been registered under the Securities Act of 1933 or of any state and cannot be offered or sold except pursuant to an effective registration statement under such act or an exemption from registration under such act which, in the opinion of counsel for the issuer is available.

         6.8 Registration Rights. Holders of Buyer Stock issued to Sellers pursuant to this Agreement shall have certain registration rights with respect to such shares as provided in the Registration Rights Agreement between such Sellers and the Buyer attached hereto as Exhibit K.

         6.9 Series I Notes. Each Series I Note will be imprinted with a legend substantially in the following form:


     The payment of principal and interest on this Note is subject to certain recoupment provisions set forth in a Stock Purchase Agreement dated as of May, ____ 2003 (the "Purchase Agreement") among the issuer of this Note, the person to whom this Note originally was issued, and certain other persons.

     The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Obligations (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement dated May ___, 2003, made by the Subordinated Creditors and SCB Computer Technology, Inc., a Tennessee corporation (the "Obligor"), in favor of [INSERT NAME OF LENDER], a __________ corporation, as arranger and administrative agent, all as referred to in such Subordination Agreement.

     Each holder desiring to transfer a Series I Note first must furnish Buyer with a written undertaking executed by the desired transferee reasonably satisfactory to Buyer in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein.

         6.10 Series II Notes. Each Series II Note will be imprinted with a legend substantially in the following form:

     The payment of principal and interest on this Note is subject to certain recoupment provisions set forth in a Stock Purchase Agreement dated as of May, ____ 2003 (the "Purchase Agreement") among the issuer of this Note, the person to whom this Note originally was issued, and certain other persons.

     The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the Senior Obligations (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Subordination Agreement dated May ___, 2003, made by the Subordinated Creditors and SCB Computer Technology, Inc., a Tennessee corporation (the "Obligor"), in favor of [INSERT NAME OF LENDER], a __________ corporation, as arranger and administrative agent, all as referred to in such Subordination Agreement.

     Each holder desiring to transfer a Series II Note first must furnish Buyer with a written undertaking executed by the desired transferee reasonably satisfactory to Buyer in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein.

         6.11 Stock Options. Promptly, but in no event more than sixty (60) days after the Closing, Buyer shall grant to the individuals listed on Exhibit L non-qualified stock options to purchase 120,000 shares of Buyer's common stock under Buyer's 1997 Stock Incentive Plan in amounts set forth opposite each individual's name on Exhibit L. The exercise price of the stock options will be equal to the closing sale price of Buyer's common stock on the grant date as reported on the OTC Bulletin Board. The stock options would vest and become exercisable in four equal annual installments beginning one year after the grant date. The stock options would be exercisable for a term of 10 years from the grant date and will be issued under the Buyer's existing stock option plan.


7.       CONDITIONS TO CLOSING OF BUYER.

Unless expressly waived in a writing executed on behalf of Buyer, the obligations of Buyer to purchase and pay for the Stock at the Closing is subject to the fulfillment before the Closing Date of the following conditions:

         7.1 Representations and Warranties Correct. The representations and warranties made by Sellers in this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, and Sellers shall have certified to such effect to Buyer in writing.

         7.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Sellers on or prior to the Closing Date shall have been performed or complied with in all respects, and Sellers shall have certified to such effect to Buyer in writing.

         7.3 Delivery of Business Plan. Sellers shall cause the Company to prepare and deliver to Buyer reasonable, good-faith projections of the Company's EBITDA for each of the 12-month periods ending March 31, 2003, March 31, 2004, and March 31, 2005. Buyer expects that the Company's projected revenue and EBITDA for each of such three years will be equal to or greater than $28,806,100 and $2,009,000, respectively.

         7.4 Financing. Buyer shall obtain adequate financing for the transaction, including (a) a term loan of approximately $3,000,000 and (b) an increase of approximately $4,000,000 in the borrowing base under Buyer's existing revolving loan as a result of the addition of the Company's eligible accounts receivable to the borrowing base.

         7.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Buyer and its counsel.

         7.6 No Adverse Developments. With regard to the Company, there shall have been no Material Adverse Change since September 30, 2002 and there shall be no order, decree or ruling by any court or governmental agency or threat thereof or any other fact or circumstance which, in the opinion of Buyer, might cause a Material Adverse Change.

         7.7 Regulatory Approvals. All consents of, filings and registrations with, and notifications to, all regulatory authorities required in connection with the purchase and sale of the Stock shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. No consent obtained from any regulatory authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner, which in the reasonable judgment of the Board of Directors of Buyer would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, either party would not, in its reasonable judgment, have entered into this Agreement.

         7.8 Consents. Except as otherwise consented to in writing by Buyer, all necessary consents of any other party to the transactions contemplated by this Agreement shall have been obtained, in writing in form and substance reasonably satisfactory to Buyer.

         7.9 Legal Proceedings. No court or government or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

         7.10 Delivery of Exhibits. All exhibits, schedules and other documents required to be attached to this Agreement or delivered hereunder shall be delivered or attached to this Agreement and updated sufficiently prior to the Closing Date to allow review by Buyer and its counsel and shall be reasonably satisfactory in form and substance to Buyer in its sole discretion.

         7.11 Office Lease. At the Closing, the Company, Buyer and Second Wind Enterprises, LLC shall have entered into a four-year lease extension, in the form of Exhibit M, for the Company's office space located at 5385 Mark Dabling Boulevard, Colorado Springs, Colorado.

         7.12 Consulting Agreement. Buyer, the Company and Celestino E. Archuleta shall have entered into a consulting agreement in the form attached hereto as Exhibit G.

         7.13 Employment Agreements. Buyer, the Company, Walter Claxton and Robert Coblar shall have entered into an employment agreement in the form attached hereto as Exhibit F.

         7.14 Opinion of Counsel. Sellers shall deliver to Buyer an opinion from counsel to Sellers, dated as of the closing, in form and content acceptable to the Buyer and Buyer's financial institution.

         7.15 Delivery of Contracts. Sellers shall deliver to Buyer all fully executed copies of all contracts as described in Sections 3.15 and 3.16 above and disclosed on Schedules 3.15 and 3.16. Upon review of the contracts, the Buyer must find all terms and conditions of the contracts acceptable.

         7.16 Delivery of Consents. Sellers shall deliver to Buyer all third party consents as determined under Section 3.12.

         7.17 Brokers' Fees. Sellers shall pay the fees and expenses of CFA Technology Partners and all other accountant, attorney and related broker fees and expenses they owe at Closing.

         7.18 Delivery of Other Documents. Sellers shall deliver such other documents as Buyer may reasonably request for the purpose of (i) enabling Buyer's counsel to provide any opinion required by Buyer's financial institution relating to the Company prior to Closing, (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or
(v) otherwise facilitating the consummation or performance of this Agreement.

          7.19 Adjustment of Purchase Price. Buyer shall retain the ability to adjust the principal amount(s) of the Series I Notes in accordance with the formula described in Section 2.4.

         7.20 Payment of Note Receivable. Concurrent with the Closing, Second Wind Enterprises, LLC, a Colorado limited liability company, shall have paid in full its promissory note payable to the Company dated February 24, 1999.

         7.21 Automobiles. For no consideration, the Company shall take all necessary action to transfer free and clear title to Celestino E. Archuleta at the Closing of two automobiles, (VIN # WDBGA70G1VA371928 and VIN
#J4GZ88Y6PC5139333).

         7.22 Office Furniture. For no consideration, Company shall, by appropriate bill of sale, transfer free and clear title to Celestino E. Archuleta of the furnishings located in his Company office as more particularly described in Schedule 7.22.

         7.23 Disposition of NSRgt. Prior to Closing, Celestino E. Archuleta, or an Affiliate thereof, shall have purchased from the Company the NSRgt business, intellectual property, inventory and related products.

         7.24 BPA Contract. The BPA Contract shall have been executed and delivered to the Company; there shall have been a Final Disposition of the Protest; and, Buyer shall have received verbal or other assurance, from a BPA Executive that the BPA Contract will not be cancelled or materially adversely affected by Buyer's acquisition of the Stock; provided however, such assurance notwithstanding, Buyer shall not be required to close if operating in good faith it has grounds to believe that the BPA Contract will be cancelled or materially adversely affected by such Stock acquisition. Buyer, in its sole discretion, may waive this condition to Closing.

8.       CONDITIONS TO CLOSING OF SELLERS.

Unless expressly waived in a writing executed on behalf of Sellers, Sellers' obligations to sell the Stock at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

         8.1 Representations and Warranties Correct. The representations and warranties made by Buyer in this Agreement shall have been true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if made on and as of said date, and Buyer shall have certified to such effect to Sellers in writing.

         8.2 Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Sellers and its counsel.

         8.3 Delivery of Cash, Buyer Stock, Notes and Stock Options. Buyer shall deliver to Sellers the cash, Buyer Stock, and notes as specified in Section 2.3. Buyer shall arrange for delivery after Closing of the stock options as specified in Section 6.11.

         8.4 Delivery of Consulting Agreements. Buyer shall deliver to Celestino
E. Archuleta the Consulting Agreement in the form of Exhibit G, duly executed by Company and approved by Buyer.

         8.5 Delivery of Lease Extension. Buyer shall cause the Company to deliver to Celestino E. Archuleta the lease extension agreement described in
Section 7.11, duly executed by Company and approved by Buyer.

         8.6 Delivery of Other Documents. Buyer shall deliver such other documents as Sellers may reasonably request for the purpose of (i)evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation or performance of this Agreement.

9.        SELLERS' LIABILITY/INDEMNIFICATION.

         9.1 Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect thereafter for a period not to exceed two (2) years from the Closing Date, except for acts of Fraud by the Parties and those representations and warranties of the Parties in Section 3.24 pertaining to Taxes, which shall survive the Closing hereunder until the expiration of the applicable statute of limitations (the "Survival Period") .

         9.2 Indemnification Provisions for Buyer's Benefit. (a) In the event any Seller breaches (or in the event any third party alleges facts that, if true, would mean any Seller has breached) any of his, her, or its representations, warranties, and covenants contained herein and, provided that Buyer delivers a written notice of claim for indemnification against any Seller in the manner described in Section 11.5 below within the Survival Period, then, subject to the limitations contained herein and in Section 9.8(b), each Seller who has breached a representation, warranty or covenant shall be obligated to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer (including any Adverse Consequences Buyer may suffer after the end of the Survival Period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). The amount of each such indemnifying Seller's liability shall be limited to that Seller's liability cap as described in Section 9.8(b). If, in a given situation, there is more than one indemnifying Seller, the liability of each such indemnifying Seller shall be pro rata, based on the number of Shares each such Seller has sold to Buyer under the terms of this Agreement. By way of example, if there are two indemnifying Sellers and one sold 80,000 shares and the other sold 20,000 shares, the first such Seller would bear 80% of the indemnification cost and the second such Seller would bear 20% of the indemnification cost, in each case limited by that Seller's overall liability limit set forth in Section 9.8(b).

         (b) In the event the Company has breached (or in the event any third party alleges facts that, if true, would mean the Company has breached) any of its representations, warranties, and covenants contained herein and, provided that Buyer delivers a written notice of claim for indemnification against the Managing Sellers in the manner described in Section 11.5 below within the Survival Period, then, subject to the limitations contained herein and in
Section 9.8(b), each Managing Seller shall be obligated to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). The amount of each such indemnifying Managing Seller's liability shall be joint and several.

         9.3 Indemnification Provisions for Sellers' Benefit. In the event Buyer breaches (or in the event any third party alleges facts that, if true, would mean Buyer has breached) any of its representations, warranties, and covenants contained herein and, provided that any Seller delivers a written notice of claim for indemnification against Buyer in the manner described in Section 11.5 below within the Survival Period, then Buyer shall indemnify each Seller from and against the entirety of any Adverse Consequences suffered (including any Adverse Consequences suffered after the end of the Survival Period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         9.4      Matters Involving Third Parties.

                   (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of his, her or its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party as called for in Section
9.2 or 9.3 above (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with this Section 9, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in this Section 9 above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) up to the amount of any applicable liability limit, and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

         9.5 Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 9. All indemnification payments under this Section 9 shall be deemed adjustments to the Purchase Price.

         9.6 Recoupment Under Series I Notes. The indemnification provisions of this Section 9 shall constitute the sole and exclusive remedy of the Buyer for all claims arising from, relating to, or in connection with this Agreement and the transactions contemplated hereby (other than claims finally determined by a court of competent jurisdiction to arise from Fraud and Taxes, claims arising under or relating to the Employment Agreements, the Consulting Agreement, or the Buyer Notes, and other than any claims for specific performance or injunctive relief). Except for indemnification claims finally determined by a court of competent jurisdiction to arise from Fraud and Taxes, for any other indemnification to which Buyer is entitled under this Agreement as a result of any Adverse Consequences it may suffer (other than indemnification for claims arising under or related to the Employment Agreements or the Consulting Agreement), Buyer's sole and exclusive remedy for obtaining such indemnification against Sellers who received Series I Notes shall be by setoff against principal amounts then outstanding under the Series I Notes, which shall be effected after the determination (by agreement between the Buyer and the affected Sellers or by final, non-appealable judgment of a court of competent jurisdiction) that Buyer is entitled to indemnity hereunder and by notifying the affected Sellers that Buyer is reducing the principal amount outstanding under the Series I Notes. Any such reduction in the principal amount of the Series I Notes (i) shall affect the timing and amount of payments required under the Series I Note by being allocated first to the last payment due under the Series I Notes, then to each previous payment in turn until the setoff amount is satisfied in full (or the amounts due under the Series I Notes are reduced to zero), and (ii) shall be allocated among the Series I Notes pro rata in proportion to the principal amount of each Series I Note then outstanding. As a condition precedent to a principal reduction as herein described, Buyer shall give the affected Seller not less than 30 calendar days notice of its intent to reduce principal and during such 30-day period the parties shall negotiate in good faith with regard to all issues associated with the Buyer's right to indemnification and/or damages from a Seller. Buyer's right to reduce principal on Series I Notes is in all cases subject to the liability limitation provisions of Section 9.8(b). In the event that the outstanding principal amount of the Series I Note is less than Two Million and No/100 Dollars ($2,000,000.00) and a claim for indemnification filed by Buyer hereunder is pending resolution, then the Sellers' holding the Series I Note shall place in escrow the difference between Two Million and No/100 Dollars ($2,000,000.00) and the then-outstanding principal amount of the Series I Note. Any such escrow arrangement shall be approved by the Buyer. All indemnification claims against any Sellers other than the Seller(s)' holding the Series I Note shall be brought against such Seller directly.

         9.7 Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Company or the transactions contemplated by this Agreement. Each Seller hereby agrees that he, she, or it will not make any claim for indemnification against the Company by reason of the fact that he, she, or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, by-law, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise). Sellers shall retain their rights to indemnification from the Company in all other circumstances.

         9.8      Limitations.

                  (a) No Party shall be entitled to any indemnification or damages for Adverse Consequences under this Agreement unless and until the aggregate amount of Adverse Consequences experienced by such party exceeds $50,000, in which case such Party shall only be entitled to the amount of Adverse Consequences in excess of $50,000; provided that claims for Adverse Consequences based upon (i) Buyer's failure to pay the Closing Purchase Price,
(ii) Buyer's failure to pay any Adjustment Amount owed to Sellers, (iii) Sellers' failure to pay any Adjustment Amount owed to Buyer, (iv) the Buyer Notes, or (v) the Employment Agreements and the Consulting Agreement, shall not be subject to the foregoing limitation.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, (i) the aggregate liability of all Sellers for indemnification and/or damages to Buyer under this Agreement shall not exceed Two Million and No/100 Dollars ($2,000,000.00), (ii) the aggregate liability of any individual Seller, for indemnification and/or damages to Buyer under this Agreement shall not exceed the lesser of an amount determined by multiplying the indemnifying Seller's percentage of all Stock sold under this Agreement (as listed on Exhibit
A) by Two Million and No/100 Dollars ($2,000,000.00), or the portion of the Purchase Price payable to the Seller under this Agreement, (iii) the aggregate liability of the Managing Sellers for indemnification and/or damages to Buyer under this Agreement shall be joint and several, and (iv) the liability of the Sellers other than the Managing Sellers shall be several. The aggregate liability of the Buyer for indemnification and/or damages to the Sellers under this Agreement shall not exceed Two Million and No/100 Dollars ($2,000,000.00). Any amounts paid with respect to (i) the Buyer Notes, (ii) the Employment Agreements, the Consulting Agreement, (iii) any Adjustment Amounts, (iv) Fraud or Taxes, and (v) the Company's representation under Section 3.13(e) regarding the BPA Contract shall not be subject to, and shall not be counted towards the indemnification limits of this Section 9.8(b).

                  (c) The amount of Adverse Consequences suffered by any Indemnified Party shall be reduced by an amount equal to any insurance recovery received by such Indemnified Party with respect to such Adverse Consequences and shall be determined on an "After-Tax Basis." The term "After-Tax Basis" means that the amount of the Adverse Consequences shall be determined with due regard to the effect on amount or timing of the Indemnified Party's Tax liabilities of both (i) the incurrence of such Adverse Consequences (such as the effect of an income tax deduction allowable for such Adverse Consequences or a reduction in taxable income in a different taxable period correlative to an increase in Tax liability which gives rise to the Adverse Consequences) and (ii) the receipt by the Indemnified Party of any payment against such Adverse Consequences (such as the effect of inclusion of such payment in income of the Indemnified Party).

                  (d) No Seller shall be obligated to pay any amounts for indemnification or damages hereunder for any Adverse Consequences incurred by Buyer which relate to any Liabilities for which reserves exist on the Final Balance Sheet until, and solely to the extent that, the amount of such Adverse Consequences exceeds the amount of such reserves.

                  (e) Notwithstanding any provision contained herein to the contrary, no Indemnified Party shall be entitled to indemnification hereunder with respect to a breach by an Indemnifying Party of any representations or warranties hereunder of which such Indemnified Party had Knowledge on the date hereof.

         9.9 Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

                  (a) Tax Indemnification. Each Managing Seller shall jointly and severally indemnify the Company, Buyer, and each Buyer Affiliate and hold them harmless from and against without duplication, any loss, claim, liability, expense, or other damage attributable to (i) all Taxes (or the non-payment thereof) of the Company for all Taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any Taxable period that includes (but does not end on) the Closing Date ("Pre-Closing Tax Period"),
(ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation ss.1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (iii) any and all Taxes of any person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided, however, that in the case of clauses (i), (ii), and (iii) above, Managing Sellers shall be liable only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company in filing its Tax Returns. The Managing Sellers shall reimburse Buyer for any Taxes of the Company which are the responsibility of Sellers pursuant to this Section 9.9(a) within fifteen (15) business days after payment of such Taxes by Buyer or the Company.

                  (b) Straddle Period. In the case of any Taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"), the amount of any Taxes based on or measured by income or receipts of the Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of the Company for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

(c)      Responsibility for Filing Tax Returns.

(i) Managing Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for periods ending prior to the Closing Date and all final tax returns, including any short period Tax Return(s), for the Company for the period ending on Closing.

                           (ii) Buyer shall prepare or cause to be prepared and
                  file or cause to be filed all Tax Returns for the Company for periods beginning on or before the Closing Date, that are first required to be filed after the Closing Date. Such Tax Returns (A) shall be prepared in a manner consistent with the prior practice of the Company unless otherwise required by applicable Tax laws, and (B) shall be provided to Managing Sellers at least 30 days prior to the due date for filing such return (or, if required to be filed within 30 days of the Closing, as soon as possible following the Closing). Managing Sellers shall have the right, prior to filing, to review and approve such Tax Return and to direct the adoption of any reasonable position thereon. For this purpose, a position shall be deemed reasonable if it has a "reasonable basis", as defined in Section 6662 of the Code.

                  (d)      Cooperation on Tax Matters.

                           (i) Buyer, the Company, and Managing Sellers shall
                  cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the Company or Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

                            (ii) Buyer and Sellers further agree, upon request,
                  to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, taxes associated with the transactions contemplated hereby).

                           (iii) Buyer and Managing Sellers further agree, upon
                  request, to provide the other party with all information that either party may be required to report pursuant to Code ss.6043 and all Treasury Regulations promulgated thereunder.

                  (e) Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

                  (f) Audits and Contests Regarding Taxes. Any party who receives any notice of a pending or threatened Tax audit, assessment, or adjustment against or with respect to the Company which may give rise to liability of other parties hereto, shall promptly notify such other parties within fifteen (15) days of the receipt of such notice. The parties each agree to consult with and to keep the other parties hereto informed on a regular basis regarding the status of any Tax audit or proceeding to the extent that such audit or proceeding could affect a liability of such other parties (including indemnity obligations hereunder). Managing Sellers shall have the right to represent the Company's interests in any Tax audit or administrative or judicial proceeding and to employ counsel of their choice, but reasonably satisfactory to Buyer, at their expense, but only to the extent such audit or other proceeding pertains to a Pre-Closing Tax Period. Buyer shall have the right to participate in such proceeding at its own expense, and shall be entitled to control the disposition of any issue involved in such proceeding which does not affect a potential liability of Managing Sellers. Both Buyer and Managing Sellers shall be entitled to represent their own interests in light of their responsibilities (including indemnity obligations) for the related Taxes, at their own expense, in any audit or administrative or judicial proceedings involving a Pre-Closing Tax Period. Except as provided in this Section 9.9(f), the provisions of Sections 9.4 including the provisions therein addressing settlement authority, shall govern the manner in which Tax audit or administrative or judicial proceedings are resolved.

                  (g) Tax Elections; Amended Returns. Except in connection with an audit resolved pursuant to Section 9.9(f) of this Agreement, no Party may amend a Tax Return of the Company, or file or amend any Tax election of the Company, in each case, with respect to a Pre-Closing Tax Period without the consent of the other Parties, which consent shall not be unreasonably withheld or delayed.


                  (h) Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

10.         TERMINATION.

         10.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Buyer or Sellers if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                  (b) (i) by Buyer if any of the conditions in Section 7 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
Section 8 have not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Buyer and Sellers; or

                  (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before August 31, 2003, or such later date as the parties may agree upon.


         10.2 Effect of Termination. Each party's right of termination under
Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies, including but not limited to an action for specific performance, will survive such termination unimpaired.

11.      MISCELLANEOUS.

         11.1 Governing Law. This Agreement shall be governed as to all matters by, and construed in accordance with the laws of the State of Tennessee, excluding any other laws that might apply pursuant to its conflict of laws rules. This Agreement is performable in Memphis, Shelby County, Tennessee. Exclusive venue for any dispute arising with respect to this Agreement shall be, Memphis, Tennessee. The Sellers accepts the exclusive jurisdiction of any court of competent jurisdiction in Memphis, Tennessee and irrevocably waive, to the fullest extent permitted by law, any objection that they may have or hereafter have to the laying of the venue of any suit, action or proceeding relating to the terms of this Agreement brought in a court of competent jurisdiction in, Memphis, Tennessee, and waive any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

         11.2 Assignment. This Agreement shall not be assignable by any party without the written consent of the other parties hereto; provided, however, that this prohibition shall not apply to (i) any assignment by Buyer by operation of law, or (ii) any assignment by Buyer to its lenders, as collateral for security purposes under Buyer's existing credit facility.
         .
         11.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, personal representatives and assigns.

         11.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, superseding all negotiations, prior discussions, the confidential offering memorandum, the letter of intent dated December 3, 2002, as amended, provided to Sellers by Buyer and preliminary agreements. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated verbally, but only by a written instrument signed by the party sought to be bound thereby.

         11.5 Notices, etc. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or upon deposit with FedEx, by Priority Overnight Delivery, or otherwise delivered by hand or by messenger, addressed:

      As to Sellers:                Celestino E. Archuleta
                                    375 Via Linda Vista
                                    Manitou Springs, CO  80829

      With a copy to:               Flynn McKenna Wright & Karsh, LLC
                                    111 South Tejon Street, Suite 202
                                    Colorado Springs, Colorado 80903
                                    Attention:  Randolph M. Karsh

      As to the Company:            National Systems & Research Co.
                                    5385 Mark Dubling Boulevard, Suite 200
                                    Colorado Springs, Colorado 80918

      With a copy to:               Flynn McKenna Wright & Karsh, LLC
                                    111 South Tejon Street, Suite 202
                                    Colorado Springs, Colorado 80903
                                    Attention:  Randolph M. Karsh

      As to Buyer:                  SCB Computer Technology, Inc.
                                    3800 Forest Hill-Irene Road, Suite 100
                                    Memphis, Tennessee 38125

                                    Attention:  Michael J. Boling,  Executive
                                    Vice President - Finance and  Administration
                                    Chief Financial Officer and Treasurer

      With a copy to:               Burch, Porter & Johnson, PLLC
                                    130 North Court Avenue
                                    Memphis, Tennessee  38103
                                    Attention: Jay H. Lindy

         11.6 Tax Consequences. There shall be no recourse by any party hereto against any other party hereto by reason of the fact that the execution or consummation of this Agreement or of any transaction contemplated hereby has or does not have any particular tax consequences with regard to such party hereto as contemplated by such party.

         11.7 Expenses. Each party shall bear his or its own expenses and legal fees incurred on his or its behalf with respect to this Agreement and the closing of the transactions contemplated hereby. The Sellers will be responsible for and pay the fees and expenses of CFA Technology Partners.

         11.8 Titles and Subtitles. The titles of the Sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         11.9 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by delivery of a facsimile copy bearing the facsimile signature of a party to this Agreement shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

         11.10 Timely Performance. Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

         11.11 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or be construed as a further or continuing waiver of any such term, provision or condition of this Agreement.

         11.12 Invalid Provisions to Affect No Others. If fulfillment of any provision hereof or any transaction related hereto at the time performance of such provisions shall be due, shall involve transcending the limit of validity presently prescribed by law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

         11.13 Litigation Costs. The parties agree that if any party hereto is held by any Court of competent jurisdiction to be in violation, breach or non-performance of any of the terms of this Agreement, said party shall pay all costs of such action or suit, including reasonable attorney's fees, incurred by the prevailing party in bringing or defending such action or suit.

         11.14 Further Assurances. Each party hereto agrees to execute and deliver all further instruments and documents, and to take all further action, as any other party hereto may reasonably request, in order to implement, carry out and give effect to the provisions and purposes of this Agreement and the transactions contemplated herein.

         11.15 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         11.16 Buyer's Access to Information During the period from the date hereof to the Closing Date, the Company will give Buyer and its duly authorized employees, independent auditors and other representatives full access to all the books, records and facilities of the Company, wherever located, during regular business hours, so that Buyer may conduct such inspection, investigation and review of the Company's financial records, business and properties, as it deems appropriate. The Company's management personnel will cooperate fully with Buyer's representatives during the course of such investigation and review.

         IN WITNESS WHEREOF, Sellers, the Company and Buyer have executed and delivered this Agreement as of the day and year first above written.

SELLERS:


------------------------------------
CELESTINO E. ARCHULETA


-------------------------------------
MARCELLA E. ARCHULETA


-------------------------------------
ANTHONY T. ARCHULETA


-------------------------------------
MARIA C. ARCHULETA


-------------------------------------
WALTER CLAXTON


THE COMPANY:

NATIONAL SYSTEMS & RESEARCH CO.


By:
   -------------------------------
Title:
    ------------------------------

BUYER:

SCB COMPUTER TECHNOLOGY, INC.

By:
   -------------------------------
Title:
   ------------------------------

                                  EXHIBIT INDEX

Exhibit A       -   Company Shareholders of Record and Quantities of Stock Held
Exhibit B       -   Form of Series I Buyer Note
Exhibit C       -   Form of Series II Buyer Note
Exhibit D       -   Allocation of Purchase Price
Exhibit E       -   Form of Sellers' Releases
Exhibit F       -   Form of Employment Agreement
Exhibit G       -   Form of Consulting Agreement
Exhibit H       -   Opinion of Sellers' Counsel
Exhibit I       -   Powers of Attorney
Exhibit J       -   The Company's Financial Statements
Exhibit K       -   Registration Rights Agreement
Exhibit L       -   Individuals Receiving Stock Options
Exhibit M       -   Form of Office Lease

                                 SCHEDULE INDEX
Schedule 3.3(i) - States in which qualified to do business
Schedule 3.3(ii) - Officers and Directors of the Company
Schedule 3.7 - Broker's Fees owed by the Sellers or the Company
Schedule 3.11(a) - Personal Property Assets Owned by the Company
Schedule 3.11(b) - Personal Property Assets Leased by the Company
Schedule 3.12(b) - Leased Real property
Schedule 3.13(a)(i) - Government Contracts
Schedule 3.13(a)(iii) - Proposals and contracts in Negotiation, Government
                        Contracts
Schedule 3.14(a)(i) - Other Contractual Obligations
Schedule 3.14(c) - Third-Party Consents for Other Contractual Obligations
Schedule 3.18 - Employee Matters
Schedule 3.19 - Employee Benefit Plans
Schedule 3.19(a)(iii) - COBRA Benefits
Schedule 3.20(b) - Environmental, Health and Safety Permits
Schedule 3.22 - Conflicts of Interest
Schedule 3.24(c) - Federal, State, Local and Foreign Income Tax Returns;
                   Extensions
Schedule 3.24(f) - Basis, Loss, Credit and Other Tax Information
Schedule 3.26 - Powers of Attorney
Schedule 3.28 - Insurance
Schedule 3.29 - Patents, Trademarks and Other Intellectual Property Owned by the
                Company
Schedule 3.30 - Litigation
Schedule 3.33 - Product Warranties
Schedule 4.6 - Consents
Schedule 7.22 - CEO and NSRgt office furniture and furnishings